UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023 (August 11, 2023)

UNION PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
 ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Lance M. Fritz will cease to serve as the Chairman, President and Chief Executive Officer of Union Pacific Corporation (the “Company”) and will retire from the Company’s Board of Directors (the “Board”) on August 14, 2023 (the “Transition Date”). On August 11, 2023, the Company and Mr. Fritz entered into a transition and separation agreement (the “Transition Agreement”).  Pursuant to the Transition Agreement, Mr. Fritz will remain a non-officer employee of the Company to advise on matters relating to the transition until February 1, 2025, unless his employment is terminated by either party prior to such date (the period from August 14, 2023 through Mr. Fritz’s actual separation date, the “Transition Period").

During the Transition Period, Mr. Fritz will receive an annual base salary of $300,000, remain eligible to receive an annual bonus for the 2023 performance period, and continue to participate in the Company’s employee benefit plans, but will not be eligible to participant in the Company’s annual bonus program for any calendar year following 2023.

The Transition Agreement confirms that during and after the Transition Period, Mr. Fritz’s previously granted Company equity awards will remain outstanding and continue to vest in accordance with their existing terms, subject to his compliance with the Transition Agreement and his execution and non-revocation of a general release of claims, except that any vesting of his outstanding and unvested performance stock units (PSUs) will be limited as described below. As a result, if Mr. Fritz remains employed until February 1, 2025, his outstanding and unvested Company stock options will remain outstanding and eligible to vest in accordance with their existing vesting schedule, but his outstanding and unvested PSUs will vest on a pro-rata basis (that is, 100% of the PSUs granted for the 2021 through 2023 performance period, 66 2/3% of the PSUs granted for the 2022 through 2024 performance period, and 33 1/3% of the PSUs granted for the 2023 through 2025 performance period) instead of vesting to a greater degree as otherwise provided for under the existing award agreements. Mr. Fritz will not be eligible to receive new equity awards under the Company’s equity incentive compensation program during the Transition Period.

The Transition Agreement further provides for a general release of claims in favor of the Company, and acknowledges and affirms that Mr. Fritz will be bound by and comply with certain restrictive covenants. The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Transition and Separation Agreement between the Company and Lance Frtiz, dated August 11, 2023

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2023

UNION PACIFIC CORPORATION

By:	/s/ Craig V. Richardson
Craig V. Richardson
Executive Vice President, Chief Legal Officer and Corporate Secretary

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